Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is made as of May 27, 2008, by and among IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) and Jonathan Miller and Renee Rilloraza (the “Sellers”), individual citizen of the United States and the Philippines, respectively, related to their ownership of Asia Premier Executive Suites, Inc., (“Asia Premier”), a corporation registered and existing under the laws of the Philippines, including each of the operations of Asia Premier listed on Schedule I, Section 2.5 hereto.

P r e l i m i n a r y S t a t e m e n t s

A.       The Company desires to acquire 125,000 ordinary shares of Asia Premier (the “Asia Premier Ordinary Shares”) which Asia Premier Ordinary Shares equal to 100% of the outstanding equity interests of Asia Premier on a fully-diluted basis, in exchange for 1,250,000 shares of the Company’s common stock, par value US$.01 per share (the “IAO Common Stock)”; and

B.        The parties hereto agree that the shares of IAO Common Stock to be issued pursuant to this Agreement have an agreed upon value in the transaction of US$300,000, or US $0.24 per share, the closing price on January 29, 2008, the close price the day before the signing of the Binding Term Sheet. The parties intend this transaction to qualify as a tax-free exchange.

NOW, THEREFORE, for and in consideration of the premises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do covenant, agree, represent, warrant, and stipulate as follows:

AGREEMENT

1.	EXCHANGE

1.1           Issuance of IAO Common Stock. Subject to the terms and conditions set forth herein, the Company hereby transfers to the Sellers 1,250,000 of IAO Common Stock, which includes a restrictive legend, as set forth in Section 2.22, within thirty days of the date (“Closing Date”) the IAO Common Stock is approved by the American Stock Exchange (“AMEX”).

1.2	Transfer of Asia Premier Ordinary Shares to the Company.

(a)       Subject to the terms and conditions set forth herein, the Sellers hereby transfers to the Company 125,000 Asia Premier Ordinary Shares on the Closing Date.

(b)       The Asia Premier Ordinary Shares delivered to the Company pursuant to Section 1.1(a) have been duly endorsed in blank or with stock powers effecting such transfer such that the Company may seek immediate re-registration of such shares into the name of the Company on the books and records of Asia Premier.

1.3	Other Consideration.

(a)       Notes payable in the amount of $100,000, payable thirty (30) days after closing, in the form attached hereto as Exhibits 10.2 (“Promissory Notes”) to be delivered on the Closing Date; and

(b)       Notes payable in the amount of $131,000, payable ninety days after closing in the form attached hereto as Exhibits 10.3 (“Promissory Notes”) to be delivered on the Closing Date; and

(c)       Notes payable in the amount of $37,000, payable October 30, 2008 in the form attached hereto as Exhibits 10.4 (“Promissory Notes”) to be delivered on the Closing Date; and

(d)       An earn-out of $5,555 per month for the initial 9 months drawn from the net profits of Asia Premier. The maximum earn-out payment is capped at $50,000. Should Asia Premier not produce the net profits as forecast, the earn-out will be limited to the actual net profits, over the initial 9 months from closing, but these are not to exceed $5,555 per month. IA Global agrees that it will not increase the salaries and wages costs, as currently defined in the forecast, see exhibit C, unless there is a commensurate increase in revenues or that any new salary and wage costs will be deducted from the forecast in exhibit C.

2.             REPRESENTATION AND WARRANTIES OF THE SELLERS AND ASIA PREMIER

Except as set forth on the Asia Premier Disclosure Schedule attached hereto as Exhibit A (the “Asia Premier Disclosure Schedule”), the Sellers and Asia Premier, jointly and severally, represent and warrant to the Company as follows:

2.1      Organization, Execution and Delivery; Valid and Binding Agreements. The Sellers and Asia Premier have duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of the Company, this Agreement constitutes the valid and binding obligations of the Sellers and Asia Premier, enforceable against each such party, in accordance with its terms.

2.2      Authority; No Breach or Conflicts. The Sellers and Asia Premier have all requisite power and authority (and capacity in the case of a Sellers who is an individual) to execute and deliver this Agreement and to perform their obligations hereunder (including all right, power, capacity and authority to sell, transfer, and convey the Asia Premier Shares). The execution, delivery and performance by Sellers and Asia Premier of this Agreement and the agreements provided for herein, and the consummation by Sellers of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of the Sellers or Asia Premier’s organizational or formation documents. The Asia Premier Ordinary Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable free of any liens or encumbrances other than any liens or encumbrances created by the Sellers provided, however, that the Asia Premier Ordinary Shares may be subject to restrictions on transfer under state or US federal securities laws. The issuance of the Asia Premier Ordinary Shares is not subject to any preemptive rights or rights of first refusal.

2.3      Corporate Matters. Asia Premier (i) is a corporation, duly registered, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) has full power and authority to carry on the businesses in which it is engaged, and to own and use the properties owned and used by it. Asia Premier is duly qualified as a foreign entity and is in good standing as a foreign entity in all jurisdictions where the properties owned, leased or operated by it and relating to the business are located or where the business is conducted, except where failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the business, results of operations, prospects or financial condition of the business.

2.4      Capitalization. Section 2.4 of the Asia Premier Disclosure Schedule sets forth the authorized and issued capital stock of Asia Premier as of the date hereof, together with a description of the rights and preferences of each class of Asia Premier’s capital stock. As of the date hereof, there are no outstanding options, warrants, preemptive rights, indebtedness having general voting rights or debt convertible into securities having such rights or subscriptions or other rights agreements or any other outstanding security or agreement entitling the holder thereof or party thereto to acquire any capital stock of Asia Premier.

2.5      Subsidiaries. Section 2.5 of the Asia Premier Disclosure Schedule lists each entity in which Asia Premier owns equity interests (a “Asia Premier Subsidiary”). Each of the Asia Premier Subsidiaries is wholly owned by Asia Premier. All of the outstanding shares of capital stock of, or other equity interests in, each such Asia Premier Subsidiary have been validly issued and are fully paid and non-assessable and such shares or interests are owned directly by Asia Premier, free and clear of all encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of each of the Asia Premier Subsidiaries, Asia Premier does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person or entity.

2.6      Financial Statements. Section 2.6 of the Asia Premier Disclosure Schedule sets forth true, correct and complete copies of (i) the unaudited balance sheet of Asia Premier as of December 31, 2007 and 2006 and the related statements of income for the year ended December 31, 2007 and 2006 (“December 31, 2007 and 2006 Financial Statements ”); (ii) the unaudited balance sheet of Asia Premier as of The Asia Premier Financial Statements present fairly the financial position of Asia Premier as of the dates thereof and its results of operations for the periods covered thereby and, except as set forth on Section 2.6 of the Disclosure Schedule, the Asia Premier Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) as adopted and in effect within Philippines consistently applied. Except as set forth in the Asia Premier Financial Statements or Section 2.6 of the Disclosure Schedule, (i) Asia Premier has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Asia Premier Financial Statements; (ii) there has been no material adverse change in the assets, business, liabilities, properties, prospects, condition (financial or otherwise) or results of operations of Asia Premier; (iii) neither the business, condition or operations of Asia Premier nor any of its properties or assets have been materially or adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and (iv) Asia Premier has not entered into any material transaction outside of the ordinary course of business or made any distribution on its capital stock or other ownership interest.

2.7      Sellers Share Percentage. The Asia Premier Ordinary Shares to be acquired by the Company represent one hundred percent (100.00%) of all of the issued and outstanding capital stock of Asia Premier on a fully-diluted basis.

2.8      Retention of Glen Espino. Asia Premier will ensure the retention of Glen Espino as General Manager and Jonathan Miller and Renee Rilloraza expressly agree that they will not offer employment to Glen Espino nor directly or indirectly solicit his employment.

2.9      Due Diligence Information. The due diligence information presented to the Company by the Sellers and Asia Premier in connection with the Company’s due diligence investigation of Asia Premier, including each of the representations, warranties and covenants of Asia Premier and the Sellers in this Agreement, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

2.10    Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of Asia Premier’s knowledge, threatened against or affecting Asia Premier, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to Asia Premier pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of Asia Premier’s knowledge, threatened against or affecting Asia Premier (including, without limitation, any inquiry as to the qualification of Asia Premier to hold or receive any license or permit), and, to the best of Asia Premier’s knowledge, there is no reasonable basis for any of the foregoing. Asia Premier is not in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon Asia Premier of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by Asia Premier pending or threatened against others. Asia Premier has complied in all respects with all laws, rules, regulations and orders applicable to its businesses, operations, properties, assets, products and services, and Asia Premier has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a material adverse effect. There is no existing law, rule, regulation or order, and Asia Premier is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict Asia Premier from, or otherwise materially and adversely affect Asia Premier in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

2.11    Proprietary Information of Third Parties. No third party has claimed or has reason to claim that any person employed by or affiliated with Asia Premier has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from Asia Premier that suggests that such a claim might be contemplated. To the best of Asia Premier’s knowledge, no person employed by or affiliated with Asia Premier has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of Asia Premier’s knowledge, no person employed by or affiliated with Asia Premier has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Asia Premier, and Asia Premier has no reason to believe there will be any such employment or violation. To the best of Asia Premier’s knowledge, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of Asia Premier as officers, employees or agents by any officer, director or key employee of Asia Premier, or the conduct or proposed conduct of the business of Asia Premier, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

2.12    Title to Assets. Asia Premier has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of Asia Premier which forms a part of the Asia Premier Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair Asia Premier’s ownership or use of such property or assets. Asia Premier does not own any real property. Asia Premier is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

2.13    Intellectual Property Assets. Asia Premier has, or has rights to use, all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names or copyrights, any applications for such which are in the process of being prepared and other intellectual property rights and similar rights necessary or material for use in connection with its business (collectively, “Intellectual Property”). The Asia Premier Intellectual Property is sufficient to permit Asia Premier to conduct its business as presently conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 2.12 to the Asia Premier Disclosure Schedule, no claim is pending or, to the best of Asia Premier’s knowledge, threatened to the effect that the operations of Asia Premier infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of Asia Premier’s knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as disclosed in Section 2.12 to the Asia Premier Disclosure Schedule, no claim is pending or, to the best of Asia Premier’s knowledge, threatened to the effect that any such Intellectual Property owned or licensed by Asia Premier, or which Asia Premier otherwise has the right to use, is invalid or unenforceable by Asia Premier, and, to the best of Asia Premier’s knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of Asia Premier’s knowledge, all material technical information developed by and belonging to Asia Premier that has not been patented has been kept confidential. Asia Premier has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of Asia Premier. Asia Premier has no material obligation to compensate any person for the use of any Intellectual Property nor has Asia Premier granted to any person any license or other rights to use in any manner any Intellectual Property of Asia Premier.

2.14    Assumptions, Guaranties, etc., of Indebtedness of Other persons. Except as disclosed in Section 2.14 of the Asia Premier Disclosure Schedule, Asia Premier has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

2.15    No Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Asia Premier for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

2.16    No Material Adverse Change. Since the respective dates as of which information was given in this Agreement or the Asia Premier Disclosure Schedules, except as otherwise stated therein: (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of Asia Premier, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by Asia Premier, other than those in the ordinary course of business, which are material to Asia Premier.

2.17    Ownership of Sellers Shares. The Sellers has good and marketable title to the Asia Premier Ordinary Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever. Upon consummation of the purchase contemplated hereby, the Company will acquire from the Sellers good and marketable title to the Asia Premier Ordinary Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever.

2.18    Investment. The Sellers is acquiring the IAO Common Stock for his own account and beneficial interest for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the IAO Common Stock and does not presently have any reason to anticipate a change in such intention.

2.19    Accredited Investors. Sellers is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”).

2.20    Information. Sellers has received all information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the IAO Common Stock, including, but not limited to, information meeting the requirements of Rule 502(b) of Regulation D under the Securities Act. Sellers has had an opportunity to ask questions and receive answers from the Company regarding the terms of the IAO Common Stock and to obtain any additional information necessary to verify the accuracy of the information given to it.

2.21    Experience. Sellers has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of an investment in the IAO Common Stock and is able to bear the economic risk of such investment.

2.22    Restricted Securities. Sellers understands that the IAO Common Stock are characterized as “restricted securities” under the Securities Act, in as much as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations there under such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Sellers represents that he is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Sellers agrees not to sale any shares for eleven months following closing. The Sellers also understands that the certificates evidencing the IAO Common Stock will bear the legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO IA GLOBAL, INC. (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

2.23    Material Contract Defaults. Asia Premier is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of either of them, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Asia Premier has not taken adequate steps to prevent such a default from occurring.

2.24    Government Authorizations. Asia Premier have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Asia Premier of this Agreement and the consummation by Asia Premier of the transactions contemplated hereby.

2.25    Foreign Investors. Sellers is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Sellers hereby represents that he has satisfied himself as to the full observance of the laws of his jurisdiction in connection with any invitation to subscribe for or purchase the IAO Common Stock or any use of this Agreement, including (a) the legal requirements within his jurisdiction for the purchase of the IAO Common Stock, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the IAO Common Stock.  Sellers’s beneficial ownership of the IAO Common Stock will not violate any applicable securities or other laws of Sellers’s jurisdiction.

2.26    Excluded Assets. Section 2.26 of the Asia Premier Disclosure Schedule lists each entity that Sellers is excluding from this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the IAO Disclosure Schedule attached hereto as Exhibit B (the “IAO Disclosure Schedule”), the Company hereby represents and warrants to the Sellers as follows:

3.1      Organization, Execution and Delivery; Valid and Binding Agreements. The Company is an organization that is validly existing and in good standing under the laws of the State of Delaware. The Company has duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of the Sellers and Asia Premier, this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

3.2      Authority; No Breach or Conflicts. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including all right, power, capacity and authority to issue and sell the IAO Common Stock, subject to applicable federal and state securities law restrictions). The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of the Company’s organizational documents. The IAO Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable free of any liens or encumbrances other than any liens or encumbrances created by the Sellers; provided, however, that the IAO Common Stock may be subject to restrictions on transfer under state or US federal securities laws. The issuance of the IAO Common Stock is not subject to any preemptive rights or rights of first refusal.

3.3      Investment. The Company is acquiring the Asia Premier Ordinary Shares for its own account and beneficial interest for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Asia Premier Ordinary Shares, and does not presently have any reason to anticipate a change in such intention.

3.4	The Company Reports; Financial Statements.

(a)       The Company has made available to Asia Premier each registration statement, report, proxy statement or information statement prepared by it since December 31, 2007 (the “Audit Date”) and filed with the US Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, each in the form (including exhibits, annexes and any amendments thereto) as filed with the SEC. The Company has filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since the Audit Date (the forms, statements, reports and documents filed or furnished with the SEC since the Audit Date and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Reports”). Except as set forth on Section 3.4 of the IAO Disclosure Schedule, each of the Reports, at the time of its filing, complied or will comply in all material respects with the applicable requirements of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations there under and complied in all material respects with then applicable accounting standards. As of its respective dates (or, if amended, as of the date of such amendment), the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)       Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income, shareholders’ equity and cash flows included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, or in the case of Reports filed after the date hereof, will fairly present, the net income, total shareholders’ equity and net increase in cash and cash equivalents, as the case may be, of the Company and its respective subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

3.5           Due Diligence Information. The due diligence information presented to the Sellers and Asia Premier by the Company in connection with its due diligence investigation of the Company is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

3.6      Litigation; Compliance with Law. . Except as disclosed in Section 3.6 to the Company Disclosure Schedule in relation to any potential AMEX listing, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against or affecting the Company, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the best of the Company’s knowledge, there is no reasonable basis for any of the foregoing. The Company is not in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied in all respects with all laws, rules, regulations and orders applicable to its businesses, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a material adverse effect. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict the Company from, or otherwise materially and adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

3.7      Proprietary Information of Third Parties. No third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Company that suggests that such a claim might be contemplated. To the best of the Company’s knowledge, no person employed by or affiliated with the Company has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company’s knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company’s knowledge, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

3.8      Title to Assets. The Company has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of the Company which forms a part of the Reports, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. The Company does not own any real property. The Company is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

3.9      Intellectual Property Assets. The Company has, or has right to use all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names or copyrights, any applications for such which are in the process of being prepared and other intellectual property rights and similar rights necessary or material for use in connection with its business (collectively, “IAO Intellectual Property”). The Company owns or possesses adequate licenses or other rights to use all IAO Intellectual Property necessary or material to the conduct of its business as conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 3.9 to the Disclosure Schedule, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any IAO Intellectual Property, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as disclosed in Section 3.9 to the Disclosure Schedule, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that any such IAO Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company’s knowledge, all material technical information developed by and belonging to the Company that has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Company. The Company has no material obligation to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license or other rights to use in any manner any IAO Intellectual Property.

3.10    Assumptions, Guaranties, etc. of Indebtedness of Other persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

3.11    No Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

3.12    No Material Adverse Change. Since the respective dates as of which information was given in this Agreement or the Disclosure Schedules, except as otherwise stated therein: (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

3.13    Investment. The Company is acquiring the Asia Premier Ordinary Shares for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Asia Premier Ordinary Shares, and does not presently have any reason to anticipate a change in such intention.

3.14    Information. The Company has received all information requested from Asia Premier that it considers necessary or appropriate for deciding whether to acquire the Asia Premier Ordinary Shares. The Company has had an opportunity to ask questions and receive answers from the Sellers and Asia Premier regarding the terms of the Asia Premier Ordinary Shares and to obtain any additional information necessary to verify the accuracy of the information given to it.

3.15    Material Contract Defaults. The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of either of them, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

3.16    Government Authorizations. The Company has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

4.	CONTINUING COVENANTS

From and after the execution and delivery of this Agreement, the parties agree as follows:

4.1      AMEX Listing. The Company shall have the IAO Common Stock, to be issued to the Sellers under this Agreement, authorized and approved by AMEX for listing on AMEX.

4.2      Registration Statement. The Company agrees it shall, within one hundred and twenty days following approval of listing of the IAO Common Stock by AMEX, if necessary under US securities laws, prepare and file with the SEC, at the Company’s expense, a registration statement, to the extent the Company is eligible to file on Form S-3, for the re-sale of the IAO Common Stock (the “S-3 Registration Statement”) under the Securities Act by the Sellers. The Company will use its reasonable efforts to cause such S-3 Registration Statement to become effective within four (4) months from the initial filing thereof.

4.3      Notice of Developments. Each party will give prompt written notice to the other party of any material adverse development causing a breach or likely breach of any of its covenants in this Agreement.

5.	INDEMNIFICATION

5.1      Survival of Representations. All of the representations and warranties of the Company, the Sellers and Asia Premier contained in this Agreement shall have been accurate as of the date of the Closing Date, and all such representations and warranties shall survive the Closing Date for a period of one year, measured from the Closing Date.

5.2	Indemnification.

(a)       The Company shall indemnify and hold harmless the Sellers and Asia Premier and its officers, directors, agents, employees and affiliates, each person who controls or the Sellers and Asia Premier (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a “Control Person”) and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement.

(b)       The Sellers and Asia Premier shall indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Sellers and Asia Premier under this Agreement.

5.3      Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any person entitled to indemnity (each a “Proceeding”) hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party.

No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

5.4      Limitations on Indemnity. Neither the Sellers nor Asia Premier, on one hand, nor the Company, on the other hand, shall have aggregate liability for Losses arising under this Agreement or any instrument delivered hereunder in excess of US $618,000 and any aggregate liability will be resolved thru the return of shares at the current market price.

5.5      Exclusivity. The indemnity and contribution agreements contained in this Section 5 are the exclusive remedy that the Indemnified Parties may have to the Indemnifying Parties.

6.	MISCELLANEOUS

6.1      Remedies Cumulative; Remedies Not Waived. Except as provided in Section 5.5, no remedy herein conferred upon the parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the parties, nor any delay on the part of the parties in exercising any rights hereunder, shall operate as a waiver of any of the rights of any of the parties, either individually or in the aggregate.

6.2      Waiver and Amendment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

6.3      Assignability. Neither party may assign or transfer this Agreement or its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

6.4      Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage prepaid), transmitted by telecopy, or delivered by hand, by messenger or by a recognized overnight delivery service, addressed as follows, or to such other address as such party may have from time to time furnished to the other party in writing:

If to the Company:	IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

Fax: 1-415-946-8801

If to the Sellers:	Jonathan Miller

12th Floor, The Peak Tower

107 L.P. Leviste St., Salcedo Village

Makiti City 1226 Philippines

Fax: 1-632-812-0109

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if sent by registered or certified mail, the earlier of receipt and five (5) business days after dispatch, (ii) if transmitted by telecopy, on the business day of confirmed receipt by the addressee thereof, and (iii) if delivered in person or by overnight courier, on the business day delivered.

6.5      Expenses. Each party shall pay its expenses, including attorneys fees, in connection with this Agreement and the transaction contemplated hereby.

6.6      Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but all such counterparts shall together constitute but one and the same instrument.

6.7      Headings; Construction. The headings of the several sections, divisions or subsections of this Agreement shall not be construed to constitute any part or to affect the meaning of any such sections, divisions or subsections. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption of burden of proof shall arise favoring or not favoring any party by virtue of the authorship of any of the provisions of this Agreement.

6.8      Severability. If any provision of this Agreement or portion of any provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

6.9      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Newark, Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Newark, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10    Compliance Required. The obligations of each of the parties arising pursuant to this Agreement shall be expressly conditioned upon the full compliance by the other party hereto with the terms set forth herein and in the ancillary agreements referenced herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

THE COMPANY:

IA Global, Inc.

By: /s/ Derek Schneideman

Name: Derek Schneideman

Title: Chief Executive Officer

The Sellers:

Jonathan Miller

By: /s/ Jonathan Miller

Jonathan Miller

Renee Rilloraza

By: /s/ Renee Rilloraza

Renee Rilloraza

Asia Premier Executive Suites, Inc.

By: /s/ Jonathan Miller

Name: Jonathan Miller

Title: Chief Executive Officer

SCHEDULE I

Asia Premier ORDINARY SHARES TO BE EXCHANGED

Exhibit A

Asia Premier Disclosure Schedule

Section 2.4	Fully Diluted Capitalization-

Jonathan Miller- 50,000 shares

Renee Rilloraza- 71,250 shares

Manuel Ortiz- 1,250 shares

Nestor Rilloraza- 1,250 shares

Sarah Jane Estrada- 1,250 shares

Total 125,000 shares

Section 2.5	Asia Premier Affiliated Entities and Current Operations

Asia Premier Executive Suites, Inc.

Section 2.6	Financial Statements

12/31/06 and 12/31/07

Section 2.12	Intellectual Property Assets

None.

Schedule 2.14	Assumptions, Guaranties, etc., of Indebtedness of Other persons

None.

Section 2.26	Excluded Assets-

•	2002 FORD EXPEDITION, with License Plate APES, this will be transferred at Registration of car for 2008 in March.
•	Condo at Paseo Parkview / 37A, 142 Valero St Salcedo Village Makati City

We are currently in the process of transferring the following:

•	Brittany PORTOFINO COURTYARDS 1 / CEZANNE MODEL / BLK 2 LOT 53 (SOLD)
•	Lease of 12th floor to Asia Premier One Source Inc. (Pending new Contracts)

Exhibit B

IAO Disclosure Schedule

Section 3.4	IAO Reports

None.

Section 3.9	IAO Intellectual Property Assets

None.